                                                                   Exhibit 10.15



INTER
OFFICE
MEMO


                                      DATE: November 10, 1997




TO:                        Mr. Keith Hull

FROM:                      Sharon L. Rodgers


         I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 1998. You will participate in the plan based on an individual percentage award of 50%.

         For fiscal 1998, the amount of your actual incentive award will be based on achievement of Financial Goals, as set forth below.

                                Financial Goals

         The Financial Goals for your fiscal 1998 award are as follows:


                                             Corporate
                                             Operating Earnings
                     Performance             (Thousands of Dollars)
                        Level                      (EBDLIT)
                     -----------             ----------------------
                         50%                   124,000
                         75%                   130,000
                        100%                   136,000
                        125%                   142,000

         100% of your actual incentive award will be based on achievement of Financial Goals. Your actual incentive award will be determined by multiplying your total base salary paid in fiscal 1998 times your individual percentage award times the Performance Level achieved as set forth above and will be calculated by the Company. Any such award will be prorated when the Performance Level achieved falls between the 50% and 125% levels. No incentive award will be paid if the Performance Level is below 50%, and no additional incentive award will be paid for any financial results which exceed the 125% Performance Level.

         The general guidelines of the plan for fiscal 1998 are as follows:

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1.       Operating earnings (EBDLIT) will be defined as reported in the
         Company's financial statements.

2. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

3. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be after fiscal year end).

4. In the event you are reassigned or given a new position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.

         Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy is provided for your personal files.



                                           /s/ Sharon Rodgers
                                           ---------------------
SLR/jwp



Acknowledged: /s/ Keith M. Hull
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Date:         November 11, 1997
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